POWERING GROWTH DELIVERING VALUE Evercore ISI Utility Conference January 9-10, 2020

FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements based on current expectations, including statements regarding our earnings guidance and financial outlook and goals. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project” and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to: our ability to manage capital expenditures and operations and maintenance costs while maintaining high reliability and customer service levels; variations in demand for electricity, including those due to weather, seasonality, the general economy, customer and sales growth (or decline), the effects of energy conservation measures and distributed generation, and technological advancements; power plant and transmission system performance and outages; competition in retail and wholesale power markets; regulatory and judicial decisions, developments and proceedings; new legislation, ballot initiatives and regulation, including those relating to environmental requirements, regulatory policy, nuclear plant operations and potential deregulation of retail electric markets; fuel and water supply availability; our ability to achieve timely and adequate rate recovery of our costs, including returns on and of debt and equity capital investments; our ability to meet renewable energy and energy efficiency mandates and recover related costs; risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty; current and future economic conditions in Arizona, including in real estate markets; the direct or indirect effect on our facilities or business from cybersecurity threats or intrusions, data security breaches, terrorist attack, physical attack, severe storms, droughts, or other catastrophic events, such as fires, explosions, pandemic health events or similar occurrences; the development of new technologies which may affect electric sales or delivery; the cost of debt and equity capital and the ability to access capital markets when required; environmental, economic and other concerns surrounding coal-fired generation, including regulation of greenhouse gas emissions; volatile fuel and purchased power costs; the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements; the liquidity of wholesale power markets and the use of derivative contracts in our business; potential shortfalls in insurance coverage; new accounting requirements or new interpretations of existing requirements; generation, transmission and distribution facility and system conditions and operating costs; the ability to meet the anticipated future need for additional generation and associated transmission facilities in our region; the willingness or ability of our counterparties, power plant participants and power plant land owners to meet contractual or other obligations or extend the rights for continued power plant operations; and restrictions on dividends or other provisions in our credit agreements and ACC orders. These and other factors are discussed in Risk Factors described in Part I, Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which you should review carefully before placing any reliance on our financial statements, disclosures or earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update these statements, even if our internal estimates change, except as required by law. Powering Growth, Delivering Value | 2

PINNACLE WEST: WHO WE ARE We are a vertically integrated, regulated electric utility in the growing Southwest United States Our Business Our Energy Resources Pinnacle West operates Arizona Public Service Company (“APS”), our principal subsidiary $18B Consolidated Arizona’s largest and longest-serving Assets electric company, providing affordable and reliable electricity for approximately 1.2M customers Palo Verde We operate the Palo Verde Generating Station, the nation’s largest producer of carbon-free energy Legend Powering Growth, Delivering Value | 3

SENIOR MANAGEMENT TEAM Our management team has more than 100 combined years of creating shareholder value in the energy industry Jeff Guldner Jim Hatfield Chairman of the Board, President and Executive Vice President and Chief Executive Officer, Pinnacle West and APS Chief Financial Officer, Pinnacle West & APS • Joined APS in 2004 from Snell & • Joined as SVP and CFO in 2008 from We maintain a robust Wilmer OGE Energy Corp. pipeline of talent to • Promoted to President in 2018 • Responsible for corporate functions • Elected to Pinnacle West Board and including finance, investor relations, serve our complex named Chairman, CEO in 2019 and risk management operations and • Significant experience in public utility • 38+ years of financial experience in facilitate effective and energy law and regulation the utility and energy business succession planning in a highly Daniel Froetscher Bob Bement competitive talent Executive Vice President of Operations, APS Executive Vice President and environment Chief Nuclear Officer, APS • Joined APS in 1980 • Joined APS in 2007 from Arkansas • Appointed EVP of Operations, Nuclear One February 2018 • Promoted from SVP of Site Operations • Responsible for overseeing T&D, to EVP and Chief Nuclear Officer in fossil generation, resource 2016 management, sustainability, supply • Responsible for all nuclear-related chain, security and customer service activities associated with Palo Verde • Significant leadership and industry • Seasoned nuclear industry expert experience serving on several industry committees Powering Growth, Delivering Value | 4

A STRATEGY TO DRIVE VALUE The APS Strategic Business Plan is anchored by four themes The Core is the foundation for our that align with industry trends shaping our future and the strategic and business initiatives way we do business Clean Affordable  Build a clean energy future for  Deliver affordable energy for the tomorrow and continue to benefit of the customers and maintain a 50% clean energy mix communities we serve today Reliable Customer Focused  Safely and efficiently deliver  Develop innovative and new reliable energy to meet the needs solutions to meet the changing of our customers now and in the needs of our customers future Powering Growth, Delivering Value | 5

BUILDING A SUSTAINABLE FUTURE We are working to meet business needs with practices that balance a healthy environment, a vibrant economy and strong communities for future generations Clean Affordable Providing an energy mix that is already 50% clean Delivering affordable energy for the benefit of 1.2 today million customers Over the past 25 years, our residential rates have 1,795MW increased BELOW THE RATE OF INFLATION of renewables capacity Reliable Customer Focused Safely and efficiently delivering reliable energy to meet Developing new and innovative solutions to meet the our customers’ needs now and in the future changing needs of our customers Our customers experience LESS APS TAKE CHARGE AZ program THAN ONE OUTAGE per year on is increasing access to charging average—ranking us in top 20% for equipment for electric vehicles reliability in the past 10 years* * 2008 -2017 Powering Growth, Delivering Value | 6

PINNACLE WEST: OUR FUTURE We are making clean energy and infrastructure investments to support Arizona’s growth Our future includes: • More clean energy • A healthier environment • Palo Verde Generating Station, the largest clean energy producer in the country • Infrastructure to power Arizona’s growth To get there we will: • Continue Arizona’s solar leadership • Invest in battery storage and other clean technologies • Invest in infrastructure to support electric vehicles • Partner with customers to achieve their clean energy goals We expect 340,000 new customers and a 30% increase in our customers’ energy needs by 2030 Powering Growth, Delivering Value | 7

WHAT’S NEXT Take Charge AZ Pilot Program • EV charging equipment, installation and maintenance for business customers, government agencies and multifamily housing communities • Participants pay for energy costs to charge • We encourage charging during daytime off- peak hours when solar energy is abundant and overnight • Level 3 fast-charging infrastructure • Approximately $20 million capital investment through 2021 Powering Growth, Delivering Value | 8

Bright Canyon Energy First acquisition of and ownership position in wind Clear Creek and Nobles 2 Wind Investments Opportunity • 9.9% stake in 242MW Clear Creek wind farm in Missouri • PPA to Associated Electric Cooperative • 5.1% stake in 250MW Nobles 2 wind farm in Minnesota • PPA to Allete subsidiary, Minnesota Power • Both projects currently under construction and expected online in Q1 and Q4 2020, respectively Benefits • Gain experience in the construction, ownership and operation of wind • Invest in fully contracted assets • Form strategic relationship with Tenaska, a proven developer and operator, via a minority equity position Powering Growth, Delivering Value | 9

SUSTAINABILITY APS’s vision is to create a sustainable energy future for Arizona Five critical areas of our sustainability efforts Carbon Management • Commitment to exit coal by 2038 Today, we serve customers with an energy mix that is 50% clean • MSCI Environmental Sustainability and Governance “A” rating1 Energy Innovation • More than 1,400 MW of installed solar capacity • Plans to add at least 950 MW of new clean technologies by 2025 Safety & Security Our 10 grid-scale solar plants are • Nearly 50% reduction in physical security false alarms since 2016 powered by more than 1 million solar panels • Ongoing cyber threat awareness training and drills to enhance preparedness Water Resources • 13% reduction in groundwater use since 2014 • Palo Verde Generating Station 20 billion gallons of wastewater recycled each year to cool Palo Verde provides nearly 70% of Arizona’s People carbon-free energy and uses recycled wastewater to cool the • Average employee tenure of 12.5 years due to strong talent strategy plant • More than 20% of our employees are veterans Powering Growth, Delivering Value | 10 1 As of June 25, 2019

COAL EXIT STRATEGY Plan to reduce carbon intensity by 23% Navajo over the next 15 years 315 MW by end of 2019 Cholla 387 MW by 2025 Remaining 970 MW by 2038 Coal Free 2018 2019 2025 2038 • We have a long history of transitioning to clean energy resources that reduce carbon emissions • Since 2005, baseline carbon emissions have been reduced by more than six million tons per year, which represents a 28% reduction Powering Growth, Delivering Value | 11

CARBON AVOIDANCE AND EMISSION REDUCTIONS APS surpassed the Paris Agreement greenhouse gas reduction goal 9 years early Carbon Avoidance Metric • Measures Companywide carbon reduction, Cumulative Carbon Avoidance not just generation 20 Carbon Avoidance Opportunities 18.1 15 • Retiring coal plants • 13.6 Renewable energy generation 10 • Power purchase agreements 8.5 • Energy efficiency programs for customers CO2 Emissions CO2 5 • Energy efficient buildings 3.8 (Million Metric Tons) Metric (Million • Fleet electrification 0 2015 2016 2017 2018 Since 2015 APS has avoided 18.1 million metric tons of carbon dioxide emissions Emission Reductions that would have been emitted – 40,000 2005 equivalent of removing almost 4 million 2018 automobiles from the road 30,000 Clean Energy Tons 20,000 • Since 2005 we have reduced o CO2 emissions by 28% 10,000 o NOx emissions by 75% o SO2 emissions by 86% 0 • 1 NOx emission reduced by 88% compared to 2005 CO2 NOx SO2 at the Four Corners Plant as a result of recent emission controls 1CO2 = ‘000 tons Powering Growth, Delivering Value | 12

RENEWABLE RESOURCES APS Solar Portfolio* APS currently has 1,795 MW* Owned of renewable resources: PPA 239 MW 310 MW • Solar 1,479 MW • Wind 289 MW DG 930 MW • Biomass 14 MW • Geothermal 10 MW • Biogas 3 MW Owned solar includes 170 MW AZ Sun Program, 24 MW of APS owned Distributed Generation (DG), 4 MW of other APS owned utility scale solar and 40 MW Red Rock Solar Plant; PPA is primarily 250 MW Solana Concentrated Solar Facility Yuma Foothills Aragonne Mesa Snowflake Salton Sea Glendale Landfill Solar Wind Biomass Geothermal Biogas 35 MW 90 MW 14 MW 10 MW 3 MW Powering Growth, Delivering Value | 13 * As of 9/30/19 as reported in the 2019 Third Quarter Form 10-Q – with additional 104 MW under development

Preliminary IRP We expect a 54% clean energy mix with more than 20% of generation coming from renewable resources by 2022 APS Resource Needs Increasing Clean Energy Resources • Up to 150MW of APS-owned solar to be in service by 2021 • Up to 250MW of wind resources in service no later than 2022 Enhancing Flexibility Through Market Opportunities and Customer Participation • Plan incorporates flexibility to manage population growth and economic activity • Expands the APS Rewards residential customer program to manage peak demand • Evaluating the feasibility of a day-ahead market to achieve cost savings and more efficient integration of renewables Powering Growth, Delivering Value | 14

ECONOMIC DEVELOPMENT Arizona’s focus on economic development continues to support growth in the state 2019 – New companies moving into APS’s service territory include: • Microsoft – constructing three world-class data centers • Nike – multimillion-dollar manufacturing facility employing at least 500 people • Red Bull – 700,000 square-foot facility • Fairlife – 300,000 square-foot facility; scheduled to begin operation in 2020 • Stream Data Centers – 2 million square-feet of data center facilities • Vantage Data Centers – 50 acre data center campus • Compass Datacenters – eight buildings on 225 acre campus What Others are Saying: • New study ranks Arizona economy among best in US; Phoenix Business Journal, June 9, 2019 • Phoenix leads US in population growth, new Census data shows; Phoenix Business Journal, May 23, 2019 • Arizona climbs on ranking of best states for business; Phoenix Business Journal, May 11, 2019 • Arizona's 2018 GDP growth among best in nation; Phoenix Business Journal, May 6, 2019 • Maricopa County is fastest-growing county in the U.S. for third year; Arizona Republic, April 18, 2019 • Phoenix region a top market for 2019 industrial development, report says; Phoenix Business Journal, April 7, 2019 Powering Growth, Delivering Value | 15

DELIVERING ON OUR COMMITMENT TO CUSTOMER AFFORDABILITY 2018 - July 2019 Adjustments to Residential Bills 6.48% $144.42 4/1/19 - TEAMI Since 2018, changes to adjustors Creditfrom federal have lowered the average tax reform $148.89 $141.33 $154.02 4/1/18 -EIS customer’s bill $9.71 4/1/19 -EIS 2/1/18 –PSA Recovers Recovers Recovers fuel environmental environmental costs improvements improvements $148.77 $146.88 $140.04 $148.15 $143.80 $143.66 $141.18 $141.27 3/1/18 - TEAMI 7/1/18 – REAC 7/11/19 – LFCR 6/1/18 - TCA 2/1/19 –PSA 3/1/19 –LFCR 4/1/19 - TEAMII 6/1/19 – TCA Creditfrom federal Access to more Provides renewable Supports grid Recovers fuel Supports grid Creditfrom federal Access to more tax reform renewable energy and energy incentivesand reliability costs reliability tax reform renewable energy and improves reliability power costs improves reliability * Impacts represent the change to the average residential bill after the rate case ($149.75/1,064 kWh). Powering Growth, Delivering Value | 16

APPENDIX

APS CAPITAL EXPENDITURES Capital expenditures will support our growing customer base and utilization of advanced technology $ in millions $1,600 PROJECTED $1,472 $1,400 $1,331 $118 $1,237 $53 $1,202 $137 $1,200 $156 $47 $187 $16 $29 Traditional Generation $521 1 $1,000 $267 New Gas Generation $112 $167 $65 Environmental $800 $147 $205 $190 Clean Generation $236 $600 $116 Transmission Distribution $400 $515 $530 Other $481 $402 $200 $94 $149 $160 $142 $- 2018 2019 2020 2021 • The chart does not include capital expenditures related to 4CA’s 7% interest in the Four Corners Power Plant Units 4 and 5 of $10 million in 2018. • 2019 – 2021 as disclosed in the Third Quarter 2019 Form 10-Q. 1 Ocotillo Modernization Project: Units in service second quarter 2019. Powering Growth, Delivering Value | 18

DISTRIBUTION GRID INVESTMENTS

Grid Operations and Investment Projected to be approximately $1.5 billion from 2019-2021

Customer Growth
Approximately 50% of distribution capex

Line Extensions for new residential and commercial customers
Average annual spend ~ $68M

- Extend, relocate, and upgrade APS facilities in response to customer request

New Distribution Substations & Upgrades
Average annual spend ~ $38M

Construction over the next 3 years:
- 21 New Substations
- 3 Upgrades

Grid Modernization
Approximately 9% of distribution capex

Cap Bank Controllers, Substation Regulators, Voltage Management Algorithms
Average annual spend ~ $11M

- Controls regulators and capacitor banks to manage power quality such as power factor and voltage

Reclosers – Supervisory Controlled Switches, Trip Savers
Average annual spend ~ $14M

- Leveraging AMI for distribution automation
- Strategically deploying Fiber for communications backhaul

Run and Maintain
Approximately 41% of distribution capex

Overhead Lines & Wood Pole Replacements
Average annual spend ~ $8M

- Replace equipment or components due to damage, degradation or failure
- Ensure the integrity of the structure and enhance system reliability

Underground Cable Replacements
Average annual spend ~ $22.5M

- Replace all remaining direct buried primary distribution cable
- Direct buried cable has become a major cause of power outages

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OPERATIONS & MAINTENANCE Goal is to keep O&M per kwh flat, adjusted for planned outages $ in millions $933 74 $855 - 875 $858 $830 - $850 50 - 60 63 40 - 50 859 795 805 - 815 790 - 800 2017 2018 2019E 2020E PNW Consolidated ex RES/DSM1 Planned Fleet Outages 1 Excludes RES/DSM of $91 million in 2017, $104 million in 2018, and $85 million in 2019E, and $65 million in 2020E. Powering Growth, Delivering Value | 20

RATE BASE APS’s revenues come from a regulated retail rate base and meaningful transmission business APS Rate Base Growth Total Approved Rate Base Year-End Generation & Distribution Transmission ACC FERC Long-term Rate Base Guidance: 19% 6-7% Average Annual Growth $2.1 81% $1.6 ACC FERC $1.5 Rate Effective Date 8/19/2017 6/1/2019 Test Year Ended 12/31/20151, 2 12/31/2018 $9.6 $7.1 $7.7 Rate Base $6.8B $1.6B Equity Layer 55.8% 54.6% Allowed ROE 10.0% 10.75% 2017 2018 2019 2020 2021 1 Adjusted to include post test-year plant in service through 12/31/2016 2 On 10/31/19 APS filed an ACC general rate case with a proposed $8.9B rate Projected base for an adjusted test year ended 6/30/19. Rate base $ in billions, rounded Powering Growth, Delivering Value | 21

BALANCE SHEET STRENGTH Near-Term Long-Term Debt Maturities 2019 Major Financing Activities $ in millions • $200 million 18-month APS unsecured $1,000 term loan entered into in February 2019 • $300 million 30-year 4.25% APS senior $800 unsecured notes issued February 2019 $450 • $300 million 10-year 2.60% APS senior $600 unsecured notes issued August 2019 • $300 million 30-year 3.5% APS senior $400 unsecured notes issued November 2019 $500 $200 $450 2020 Major Financing Activities $- • Expect up to $1.0 billion of term debt 20191 2020 20212 issuance at APS and $450 million at PNW in 2020 APS PNW 1 Represents the APS $500 million 8.75% senior notes which matured on March 1, 2019 2 No long-term debt maturities in 2021 Powering Growth, Delivering Value | 22

2019 APS RATE CASE APPLICATION

Filed October 31, 2019
Docket Number: E-01345A-19-0236
Additional details, including filing, can be found at http://www.pinnaclewest.com/investors

Adjustor Changes and New Mechanisms Overview	
Formula Rate	- Proposed as an alternative to existing adjustor mechanisms
Deferral of Costs for Limited Income Program	- Allows for growth of program without requiring estimation of future enrollment
Property Tax Deferral	- Deferral of any increase or decrease in Arizona property taxes attributable to tax rate changes
Rate Design Overview	
Residential Rate Design	- Extend super off peak to residential demand rates - Subscription rate pilot
Commercial and Industrial Rate Design	- Propose AG-Y (access to market index pricing) program for medium and large general service customers
Customer Support Programs	- More ways to enroll in the program - Propose increasing funding of Crisis Bill from $1.25M to $2.5M

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2019 RATE CASE KEY FINANCIALS APS has requested a rate increase to become effective December 1, 2020 Test year ended June 30, 2019 Total Rate Base - Adjusted $11.12 Billion ACC Rate Base - Adjusted $8.87 Billion Allowed Return on Equity 10.15% Capital Structure Long-term debt 45.3% Common equity 54.7% Base Fuel Rate (¢/kWh) 3.0168 Post-test year plant period 12 months Overview of Rate Increase ($ in Millions) Total stated base rate increase (inclusive of existing adjustor transfers) $ 68.59 2.1% Plus: Transfer to base rates of various adjustors already in effect $ 115.04 3.5% Net Customer Bill Impact $ 183.63 5.6% Powering Growth, Delivering Value | 24

2019 RATE CASE KEY FINANCIALS APS has requested a rate increase to become effective December 1, 2020 Overview of Rate Increase ($ in Millions) - Key Components Four Corners SCRs $ 73 Ocotillo Modernization Project 100 Post-Test Year Plant Additions 66 Net Change in Other Items 64 Tax Expense Adjustor Termination (119) Total Revenue Request $ 184 Powering Growth, Delivering Value | 25

APS Rate Case Procedural Schedule Arizona Public Service Company Docket # E-01345A-19-0236 Application Filed October 31, 2019 Staff/Intervenor Direct Testimony (May 20, 2020) Staff/Intervenor Direct Testimony (Rate Design) (May 27, 2020) APS Rebuttal Testimony (Jun 18, 2020) Staff/Intervenor Surrebuttal Testimony (Jul 2, 2020) APS Rejoinder Testimony (Jul 10, 2020) Pre-Hearing Conference (Jul 13, 2020) Hearing Commences (Jul 17, 2020) Powering Growth, Delivering Value | 26

ARIZONA UTILITIES GENERAL RATE CASES Tucson Electric Power Company (417,000 customers) Southwest Gas (1.1M customers in AZ) Docket # E-01933A-19-0028 Docket # G-01551A-19-0055 Application Filed April 1, 2019 Application Filed May 1, 2019 Staff/Intervenor Direct Testimony (Revenue) (Oct 11, 2019) Staff /Intervenor Direct Testimony (Revenue) (Dec 3, 2019) Staff/Intervenor Direct Testimony (Rate Design) (Oct 28, 2019) Staff/Intervenor Direct (Rate Design) (Dec 18, 2019) TEP Rebuttal Testimony (Nov 18, 2019) SWG Rebuttal Testimony (Jan 6, 2020) Staff/Intervenor Surrebuttal Testimony (Dec 16, 2019) Staff/Intervenor Surrebuttal Testimony (Jan 31, 2020) TEP Rejoinder Testimony (Dec 16, 2019) SWG Rejoinder Testimony (Feb 7, 2020) Pre-Hearing Conference (Jan 10, 2020) Prehearing Conference (Feb 14, 2020) Hearing Commences (Jan 13, 2020) Hearing Commences (Feb 24, 2020) Powering Growth, Delivering Value | 27

RESIDENTIAL PV APPLICATIONS1 Residential DG (MWdc) Annual Additions 151 133 133 4,000 109 57 74 3,500 3,000 2014 2015 2016 2017 2018 2019 YTD 2,500 2,000 1,500 1,000 500 0 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2016 Applications 2017 Applications 2018 Applications 2019 Applications 1 Monthly data equals applications received minus cancelled applications. As of November 30, 2019, approximately 102,600 residential grid- tied solar photovoltaic (PV) systems have been installed in APS’s service territory, totaling approximately 821 MWdc of installed capacity. Excludes APS Solar Partner Program residential PV systems. Note: www.arizonagoessolar.org logs total residential application volume, including cancellations. Solar water heaters can also be found on the site, but are not included in the chart above. Powering Growth, Delivering Value | 28

THE “DUCK CURVE” Non-curtailable rooftop solar is changing the load shape of the grid MW 5,000 Meeting Evening Peak 4,500 4,000 • The mid-day dip in load disappears once the sun sets 3,500 Load before renewables • This causes a steep ramp in 3,000 demand heading into the evening peak 2,500 Load after renewables o Requires fast-starting, flexible 2,000 resources to respond 1,500 Generation Minimum Output 1,000 1 3 5 7 9 11 13 15 17 19 21 23 The mid-day dip in load due to growth of non- Evening peak curtailable rooftop solar resources on the system Powering Growth, Delivering Value | 29

TAX REFORM

ACC – TAX EXPENSE ADJUSTOR MECHANISM:

- *PHASE I*: The ACC approved $119 million annual rate reduction reflecting the lower federal tax rate. Effective for the March 2018 billing cycle.
- *PHASE II*: The ACC approved an additional $86.5 million rate reduction to return the unprotected "excess" deferred taxes to ACC customers over a 12-month period. Effective for the April 2019 billing cycle.
- *PHASE III*: The ACC approved the rate reduction effective for the December 2019 billing cycle – (i) a one-time bill credit to customers to return $64 million related to amortization of protected "excess" deferred taxes from January 1, 2018 through October 31, 2019; and (ii) a monthly bill credit to return an additional $39.5 million to customers from December 2019 through December 2020 billing cycle. Future additional rate reductions for protected "excess" deferred taxes are expected to be addressed through the October 31, 2019 general rate case.

CASH TAXES

- New bonus deprecation regulations issued in September 2019 resulted in additional accelerated cash tax benefits of $56M.
- Cash tax payments are expected to normalize in 2020 as the Company utilizes its remaining tax credit carryforwards.
- Future investment tax credits from renewable efforts will likely reduce cash tax payments in the year the assets are placed in service.

EFFECTIVE TAX RATE

- Amortization of TEAM Phase II excess deferred taxes will benefit the Company's 2019 and 2020 ETR.
- Amortization of TEAM Phase III excess deferred taxes are anticipated to benefit the ETR over a 28.5 year period.

Net Regulatory Liability for Excess Deferred Taxes ($ in millions)	At Sept 30, 2019
Total Net Regulatory Liability for Regulated Excess Deferred Taxes	$1,461
Net Regulatory Liability for Depreciation Related Excess Deferred Taxes (to be returned over the life of property)	$1,391
Net Regulatory Liability for Non-Depreciation Related Excess Deferred Taxes	$70

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CREDIT RATINGS AND METRICS APS Pinnacle West 2016 2017 2018 Corporate Credit Ratings1 APS FFO / Debt 27.4% 29.4% 24.5% Moody’s A2 A3 FFO / Interest 6.9x 7.5x 6.5x S&P A- A- Debt / 47.3% 46.8% 47.0% Fitch A- A- Capitalization Pinnacle West Senior Unsecured1 FFO / Debt 26.3% 26.4% 22.1% Moody’s A2 A3 FFO / Interest 6.8x 7.1x 6.2x S&P A- BBB+ Debt / 48.7% 50.0% 51.4% Fitch A A- Capitalization Note: Moody’s and S&P rate the outlooks for APS Source: Standard & Poor’s and Pinnacle West as Stable. Fitch rates the outlooks for both as Negative. 1 We are disclosing credit ratings to enhance understanding of our sources of liquidity and the effects of our ratings on our costs of funds. Powering Growth, Delivering Value | 31

OCOTILLO MODERNIZATION PROJECT & FOUR CORNERS SCRs • Included in the 2017 Rate Review Order1, APS has been granted Accounting Deferral Orders for two large generation-related capital investments – Ocotillo Modernization Project: Retiring two aging, steam-based, natural gas units, and replacing with 5 new, fast-ramping, combustion turbine units – Four Corners Power Plant: Installed Selective Catalytic Reduction (SCR) equipment to comply with Federal environmental standards Ocotillo Modernization Project Four Corners SCRs Unit 5 – Late 2017 In-Service Dates Units 3 – 7 – Spring 2019 Unit 4 – Spring 2018 Total Cost (APS) $500 million $400 million Estimated Cost Deferral $36 million (through 2019) $45 million (through 2019) • Cost deferral from date of commercial • Cost deferral from time of installation to operation to the effective date of rates in next incorporation of the SCR costs in rates using a Accounting Deferral rate case step increase • Includes depreciation, O&M, property taxes, • Includes depreciation, O&M, property taxes, and capital carrying charge2 and capital carrying charge2 1 The ACC’s decision is subject to appeals 2 APS will calculate the capital carrying charge using the 5.13% embedded cost of debt established in the 2017 Rate Review Order Powering Growth, Delivering Value | 32

FOUR CORNERS SCR STEP INCREASE

The Administrative Law Judge issued a Recommended Opinion and Order on November 27, 2018[1]

Key Components of APS's Filed Request

Financial	Cost of Capital	Bill Impact
• Consistent with prior disclosed estimates	• 7.85% Return on Rate Base[2] – Weighted Average Cost of Capital (WACC)	• Rate rider applied as a percentage of base rates for all applicable customers
• $390 million direct costs vs. $400 million[1] contemplated in APS's recent rate case	• 5.13% Return on Deferral[2] – Embedded Cost of Debt	• $67.5 million revenue requirement[2]
• $40 million in indirect costs (overhead, AFUDC)	• 5% Depreciation Rate – 20-year useful life (2038-depreciation study)	• ~2% bill impact
	• 5-year Deferral Amortization	

2019 Full-Year EPS Impact[3]

$ in millions	
Revenue[1]	$(58.5)
Deferrals:	
Depreciation	19.5
O&M	0.4
Property tax	3.6
Debt return	20.0
Avoided expense[4]	4.6
Earnings impact[5]	$(8.2)
EPS[5]	$(0.07)

[3] Assumes no step increase in 2019

[4] Amortization of deferral

[5] Calculated using 21% marginal tax rate and 113.1 million shares

[1] Arizona Corporation Commission Staff recommended a $58.5 million revenue increase and the Administrative Law Judge issued a Recommended Opinion and Order consistent with Commission Staff's recommendation

[2] Based on 2017 Rate Review Order

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2020 KEY DATES

ACC Key Dates / Docket #	Q1	Q2	Q3	Q4
Power Supply Adjustor (PSA): **E-01345A-16-0036**	Effective: Feb 1			
Lost Fixed Cost Recovery: **E-01345A-16-0036**	To be Filed: Feb 15			
Transmission Cost Adjustor: **E-01345A-16-0036**		To be Filed: May 15 Effective: Jun 1		
2020 DSM/EE Implementation Plan: **E-01345A-19-0148**				
2020 RES Implementation Plan: **E-01345A-19-0088**				
2019 Rate Case: **E-01345A-19-0236**			Hearing Begins: Jul 17	
Resource Planning and Procurement: **E-00000V-19-0034**	Pre-filing Workshop: Jan 15	File Final IRP: Apr 1		
Resource Comparison Proxy (RCP): **New Docket**		To be Filed: May 1		
Possible Modification to Commission's Energy Rules: **RU-00000A-18-0284**				
Modification to Retail Competition Rules: **RE-00000A-18-0405**				
Proposed Termination of Service Rule Modifications: **RU-00000A-19-0132**	Workshop Jan 30			

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PURCHASED POWER CONTRACTS

	Contract	Location	Owner/Developer	Status[1]	PPA Signed	COD	Term (Years)	Net Capacity (MW)
SOLAR 310 MW	Solana	Gila Bend, AZ	Abengoa	IO	Feb-2008	2013	30	250
	RE Ajo	Ajo, AZ	Duke Energy Gen Svcs	IO	Jan-2010	2011	25	5
	Sun E AZ 1	Prescott, AZ	SunEdison	IO	Feb-2010	2011	30	10
	Saddle Mountain	Tonopah, AZ	SunEdison	IO	Jan - 2011	2012	30	15
	Badger	Tonopah, AZ	PSEG	IO	Jan-2012	2013	30	15
	Gillespie	Maricopa County, AZ	Recurrent Energy	IO	Jan-2012	2013	30	15
WIND 289 MW	Aragonne Mesa	Santa Rosa, NM	Ingifen Asset Mgmt	IO	Dec-2005	2006	20	90
	High Lonesome	Mountainair, NM	Foresight / EME	IO	Feb-2008	2009	30	100
	Perrin Ranch Wind	Williams, AZ	NextEra Energy	IO	Jul-2010	2012	25	99
GEOTHERMAL 10 MW	Salton Sea	Imperial County, CA	Cal Energy	IO	Jan-2006	2006	23	10
BIOMASS 14 MW	Snowflake	Snowflake, AZ	Novo Power	IO	Sep-2005	2008	15	14
BIOGAS 6 MW	Glendale Landfill	Glendale, AZ	Glendale Energy LLC	IO	Jul-2008	2010	20	3
	NW Regional Landfill	Surprise, AZ	Waste Management	IO	Dec-2010	2012	20	3
INTER-UTILITY 540 MW	PacifiCorp Seasonal Power Exchange	-	PacifiCorp	IO	Sep-1990	1991	30	480
	Not Disclosed	Not Disclosed	Not Disclosed	IO	May-2009	2010	10	60
CONVENTIONAL TOLLING 1,695 MW	CC Tolling	Not Disclosed	Not Disclosed	IO	Aug-2007	2010	10	560
	CC Tolling	Arlington, AZ	Arlington Valley	IO	Dec-2016	2020	6	565
	CC Tolling	Not Disclosed	Not Disclosed	IO	Dec - 2017	2020	7	570
DEMAND RESPONSE 25 MW	Demand Response	Not Disclosed	Not Disclosed	IO	Sep-2008	2010	15	25
SOLAR PLUS BATTERY STORAGE 50 MW	Solar Plus Battery Storage	Arlington, AZ	First Solar	UD	Feb – 2018	2021	15	50
	Total Contracted Capacity							2,939 MW

* As disclosed in 2018 Form 10-K.

[1] UD = Under Development; UC = Under Construction; IO = In Operation

PINNACLE WEST CAPITAL CORPORATION

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